UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2012

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 30, 2012, the Federal Home Loan Bank of Atlanta (the "Bank") issued a press release reporting certain unaudited financial results for the quarter ended June 30, 2012. Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the press release.

The information being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

On July 30, 2012, the Bank announced that it will repurchase up to $700 million of subclass B1 membership excess capital stock and B2 activity-based excess capital stock on August 15, 2012. The amount of excess stock to be repurchased from any individual shareholder will be based on the shareholder's total excess capital stock as of August 14, 2012, and an allocation methodology described in the notice. Attached as Exhibit 99.2 to this Current Report on Form 8-K is a copy of the form notice.

Item 8.01. Other Events.

On July 26, 2012, the board of directors of the Bank declared an annualized dividend rate for the second quarter of 2012 equal to 1.47 percent. Attached as Exhibit 99.3 to this Current Report on Form 8-K is a copy of the related press release.

Item 9.01. Exhibits.
99.1	Press Release, dated July 30, 2012, regarding unaudited financial results
99.2	Form of Notice to Current Shareholders, dated July 30, 2012
99.3	Press Release, dated July 30, 2012, regarding second quarter dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: July 30, 2012	By: _/s/ Kirk R. Malmberg ________
Kirk R. Malmberg
Executive Vice President,
Chief Financial Officer